Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333- 157867
Explanatory Note
This prospectus supplement is being filed by Valero Energy Corporation solely for the purpose of paying additional fees in connection with the offering of its common stock pursuant to Registration Statement No. 333- 157867.
CALCULATION OF REGISTRATION FEE

Maximum
	aggregate	Amount of
	offering	registration
Title of each class of securities to be registered	price(1)	fee(2)
Common Stock, par value $0.01 per share	$108,000,000.00	$6,026.40

(1)	Assuming exercise in full of the Underwriters’ over-allotment option.

(2)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the $78,899 remaining of the previously paid registration fee with respect to the proposed offering of unsold securities registered under the Registration Statement (Registration Nos. 333-116668, 333-116668-01 and 333-116668-02) initially filed with the Securities and Exchange Commission on June 21, 2004 is being carried forward for application in connection with offerings under this registration statement. After application of the $6,026.40 registration fee due for this offering, $72,872.60 remains available for future registration fees. Accordingly, no filing fee is being paid at this time.